EXHIBIT 10.16
                                                                   -------------


                           TRADEMARK LICENSE AGREEMENT

         AGREEMENT made as of the 12th day of October 2005, (the "Agreement") by and between Kobra International, Ltd. d/b/a Nicole Miller, a New York corporation ("Licensor"), and Signature Eyewear, Inc. a California corporation ("Licensee") (collectively, the "Parties" and each individually a "Party").

         WHEREAS, Licensor is the owner of the Trademarks as defined herein and as set forth in Schedule 1 attached hereto; and

         WHEREAS, the Trademarks are unique, extraordinary, valuable and have acquired and established outstanding reputation and goodwill; and

         WHEREAS, Licensee recognizes the great value and goodwill associated with the Trademarks and that all rights to the Trademarks and the associated goodwill belong exclusively to the Licensor and that the Trademarks have acquired a secondary meaning to the public; and

         WHEREAS, Parties and various predecessors in interest have operated under a license agreement dated April 1, 1993 and various amendments thereto, which shall expire on March 31, 2006; and

         WHEREAS, Parties desire to enter into this new Agreement which, upon expiration of the prior license agreement and pursuant to Section 27 herein, shall supersede the prior license agreement; and

         WHEREAS, Licensee desires to obtain an exclusive license to use one or more of the Trademarks, on and in connection with the manufacture, sale and distribution of Licensed Products (as defined herein and as set forth in Schedule 2) bearing, incorporating or otherwise utilizing said Trademarks Worldwide excluding Japan (the "Territory"); and

         WHEREAS, Licensor has agreed to grant to Licensee such license under and subject to the terms and conditions set forth herein;

         NOW, THEREFORE, the Parties hereto, in consideration of the mutual agreements herein contained and promises herein expressed, and for other good consideration acknowledged by each of them to be satisfactory and adequate, do hereby agree as follows:

         1. Definitions: The following words are defined for this Agreement in the section indicated:

              DEFINITION                                     SECTION
              ----------                                     -------

         "Advertising Approval Form"                        Section 6.2

         "Advertising Royalty"                              Section 5.4

         "Agreement"                                        First Clause



Portions marked with {***} have been omitted pursuant to a Request for Confidential Treatment and were filed separately with the Commission.

              DEFINITION                                     SECTION
              ----------                                     -------

         "Approvals"                                        Section 8

         "Certification"                                    Section 4.3

         "Closeouts"                                        Section 3.5

         "Competing Products"                               Section 12.1

         "Confidential Information"                         Section 7

         "Counterfeit Product"                              Section 12.2

         "Distribution Level(s)"                            Section 4.1

         "Events of Default"                                Section 10

         "Guaranteed Minimum Royalties"                     Section 5.2

         "Indemnitees"                                      Section 16

         "Label Level(s)"                                   Section 4.1

         "Laws"                                             Section 8

         "License"                                          Section 2.1

         "Licensee"                                         First Clause

         "Licensed Products"                                Section 2.1

         "Licensor"                                         First Clause

         "Licensor Sales"                                   Section 4.6

         "Minimum Sales Volume"                             Section 4.2.1

         "Net Sales"                                        Section 4.2.1

         "Parties"                                          First Clause

         "Production Sample(s)"                             Section 3.1

         "Prototype Sample(s)"                              Section 3.1

         "Royalty Down Payment"                             Section 5.3

         "Royalty" or Royalties"                            Section 5.1

         "Sales Period"                                     Section 4.2.1

         "Seconds" or "Irregular"                           Section 3.4

         "Sell Off Period"                                  Section 11.2

         "Term"                                             Section 2.3

         "Territory"                                        Fifth Clause

         "Trademarks"                                       Section 2.1

         2.   Grant of Rights.

              2.1 Use of the Trademarks by Licensee. Subject to the terms and provisions of this Agreement, Licensor hereby grants to Licensee an exclusive license (the "License") during the Term to use those certain trademarks, service marks, logos and tradenames owned by the Licensor set forth in Schedule 1 (the "Trademarks") in connection with the manufacture, distribution and sale of the products set forth in Schedule 2 (the "Licensed Products") in the Territory. Licensee may only use the Trademarks in the exact manner set forth in Schedule
1. Any other use must be approved in advance in writing by Licensor. All rights with respect to the Trademarks and all other trademarks, service marks and trade names used by Licensor not specifically granted to Licensee in this Agreement are reserved to Licensor.

              2.2 Ownership. Licensee acknowledges that (a) Licensor owns the Trademarks and all goodwill associated with or symbolized thereby, (b) Licensee has no ownership right in or to any of the Trademarks, and (c) Licensee shall acquire no ownership interest in or to any of the Trademarks, any other trademarks, service marks or trade names used by Licensor by virtue of this Agreement. Licensee shall do nothing inconsistent with Licensor's ownership of the Trademarks and related goodwill and agrees that all use of the Trademarks by Licensee shall inure to the benefit of Licensor. Licensee shall not use any of the Trademarks or any other trademark, service marks or trade names used by Licensor in any manner as a part of its business, corporate or trade name or otherwise, except and unless expressly permitted hereunder.

              2.3 Term. This Agreement shall commence as of April 1, 2006 (the "Effective Date") and shall end on March 31, 2009 unless the License is renewed in accordance with his Section 2.3 (the "Term"). If Licensee wishes to renew the Term then between three (3) and (6) months of the expiration of the Term, Licensee shall send Licensor written notice of its desire to renew this Agreement for an additional three (3) year period pursuant the terms set forth in Sections 4.2 and 5.2 herein. Such renewal shall be automatic if Licensee meets the Minimum Sales Volume for the Sales Period ending on March 31, 2009 and if Licensee is not otherwise in default, and Licensor shall send acknowledgement of renewal within thirty (30) days of receipt. Otherwise, Licensor may in its sole discretion accept or reject this proposal by written notice within thirty
(30) days of receipt.

              2.4 Identification. On backing cards of each Licensed Product, Licensee shall include the following language:

                   Manufactured by Signature Eyewear, Inc. under license from Kobra International, Ltd. [Insert specific Trademark] is a registered trademarks of Kobra International, Ltd. All rights reserved.

Licensee shall place any other notices, reflecting ownership as required by Licensor, on all Licensed Products, samples, packaging, backing cards, advertising, public relations and promotional materials.

              2.5 Registration. Licensor shall have the sole right to take such action as it deems appropriate to obtain trademark registration in the Territory for any of the Trademarks. If it shall be necessary for Licensee to be the applicant to effect any such registrations, Licensee shall cooperate with Licensor and execute all necessary documents to effect the registration of the Trademarks as Licensor may request to effect any such registrations, all at Licensor's sole expense. Licensee hereby assigns all of its right, title and interest in and to each such application, and any resulting registration, to Licensor. Licensee shall execute all papers and documents necessary to effectuate or confirm any such assignment. Licensee shall perform all reasonable and necessary acts and execute all necessary documents to effect the registration of the Trademarks as Licensor may request, all at Licensor's sole expense. Licensee shall not obtain or attempt to obtain in the Territory, or elsewhere, any right, title, interest, registration, or otherwise, in or to the Trademarks, or any of them. In the event that any such right, title or interest should be obtained by Licensee in contravention hereof, Licensee shall hold the same on behalf of Licensor and shall transfer the same to Licensor upon request at the sole expense of Licensee and without expense to Licensor.

              2.6 No Export. The License is granted for the Territory only. Subject to applicable law, Licensee shall not export Licensed Products from the Territory or sell Licensed Products to any entity or individual which it knows or has any reason to believe intends to export Licensed Products from the Territory. Subject to applicable law, Licensee will use its best efforts to prohibit the export of Licensed Products from the Territory.

              2.7 Exclusivity. The License granted to Licensee hereby entitles Licensee the exclusive right to market, distribute and sell the Licensed Products set forth in Schedule 2 bearing the Trademarks set forth on Schedule 1 in the Territory under the terms and conditions hereof.

Licensor reserves the right: (i) to use and to grant others the right to use the Trademarks in the Territory on and in connection with all products not included in Licensed Products and (ii) to manufacture, and to grant to others the right to manufacture, Licensed Products outside the Territory and within the Territory solely for export. In the event any of the Licensee's rights to use Trademarks in a particular Distribution Level are terminated pursuant to Section 4.2.3 hereunder, Licensor shall thereinafter have the right grant others the right to use such the Trademark in connection with the Licensed Products marketed and sold in such Distribution Level.

Except under the circumstances set forth in the prior paragraph, Licensor shall not grant to any person the right during the Term to manufacture, market, sell and/or distribute Licensed Products bearing the Trademarks or variation of the Trademarks (including without limitation any variation or derivation of the name "Nicole Miller").

         3.   Product Design, Quality and Standards, Manufacture, Irregulars.

              3.1 Design Process. The process for the design of each of the Licensed Products shall be in accordance with the following steps:

              Step 1: DESIGN DIRECTION: Licensor shall provide to Licensee design direction as determined by Licensor in its discretion. Licensee shall acknowledge in writing that it has been provided with Licensor's design direction.

              Step 2: SKETCHES: Based on the design direction provided in Step 1, Licensee, when requested by Licensor and in consultation with Licensor and/or Licensor's designee (such as, for example, a merchandiser or retail store operator) shall prepare sketches of the design for each Licensed Product which shall include specifications of, including, but not limited to, material(s), color(s), size(s) and shape(s). Licensee shall provide such sketches, and if required by Licensor, revisions thereto, to Licensor until Licensor provides written approval of such sketches. In conjunction with its submission of such sketches, Licensee shall provide to Licensor a completed "Product Approval Sheet," in the form annexed hereto as Schedule 4, and if required by Licensor, revisions thereto, until Licensor provides written approval of such Product Approval Sheet. Licensor shall provide Licensee with written approval(s) or disapproval(s) of such sketches, revisions and Product Approval Sheet, or revisions thereto, within three (3) business days of receipt.

              Step 3: PROTOTYPE SAMPLES: - Based on the sketches approved pursuant to Step 2, Licensee, in consultation with Licensor and/or Licensor's designee, shall produce prototype sample(s) of each of the Licensed Products ("Prototype Sample(s)"). Licensee shall provide to Licensor such Prototype Sample(s), and if required by Licensor, revisions thereto, until Licensor provides written approval of such Prototype Sample(s). At Licensor's request, Licensee shall provide Licensor with a reasonable number of each of the Prototype Sample(s). In conjunction with its submission of such Prototype Sample(s), Licensee shall provide Licensor with a completed Product Approval Sheet, in the form annexed hereto as Schedule 4, along with a photograph of each Prototype Sample and if required by Licensor, revisions thereto until Licensor provides written approval of such Product Approval Sheet and of such photographs. Licensor shall provide Licensee with written approval(s) or disapproval(s) of such Prototype Sample(s), Product Approval Sheet, or revisions thereto, and of such photographs within three (3) business days of receipt.

              Step 4: PRODUCTION SAMPLES: Based on the Prototype Sample(s) approved pursuant to Step 3, Licensee, in consultation with Licensor and/or Licensor's designee, shall produce production sample(s) of each of the Licensed Products ("Production Sample(s)"). Licensee shall provide such Production Sample(s), and if required by Licensor, revisions thereto, to Licensor until Licensor provides written approval of such Production Sample(s). At Licensor's request, Licensee shall provide Licensor with a reasonable number of each of the Production Sample(s). In conjunction with its submission of such Production Samples, Licensee shall provide to Licensor a completed Product Approval Sheet, in the form annexed hereto as Schedule 4, along with a photograph of each Production Sample and if required by Licensor, revisions thereto, until Licensor provides written approval of such Product Approval Sheet and such photographs. Licensor shall provide Licensee with written approval(s) or disapproval(s) of such Product Sample(s), Product Approval Sheet, or revisions thereto, and of such photographs within three (3) business days of receipt.

              Step 5: FINAL MANUFACTURE: In conformity with the Production Sample(s) approved pursuant to Step 4, Licensee shall manufacture each Licensed Product. Licensed Products shall be subject to Licensor's approval and satisfaction. Once Licensor has approved the Production Sample(s), Licensee will manufacture Licensed Products only in accordance with such approved Production Sample(s) and will not make any changes without Licensor's prior written approval. At Licensor's request, Licensee shall provide Licensor with a reasonable number of each Licensed Product.

              3.2  Ownership/ Costs of Samples, Etc.

The costs of the steps in Section 3.1 above shall be apportioned as follows:

                   3.2.1 Step 1 of the design process above shall be at the sole cost and expense of Licensor. Steps 2, 3, 4 and 5 shall be at the sole cost and expense of Licensee.

                   3.2.2 The right, title and interest in and to samples (Prototype, Production, or otherwise), sketches, designs, photos, and other materials including any modifications or improvements thereto, shall be the sole property of the Party which created such work. The Party which created such work may use and permit others to use said designs and other materials in any manner it desires, provided that such use does not conflict with any rights of the other Party granted hereunder. The Party which created such work may in its discretion affix a statutory copyright notice on or to any of the designs, sketches, samples, products or other materials it created in connection with this Agreement.

              3.3 Non-Conforming Products. In the event that any Licensed Product is, in Licensor's reasonable discretion, not being manufactured, distributed or sold in conformity with Licensor's approval in Step 5 of Section 3.1, upon written notice from Licensor and until such Licensed Product is brought into conformity acceptable to the Licensor, Licensee must immediately cease and desist from the use of the Trademarks in connection with such non-conforming Licensed Product and the promotion, advertising, sale, manufacture and distribution thereof. Licensor may require Licensee to recall promptly any Licensed Product not in conformity. If at the end of the thirty
(30) day period from the written notice, the Licensed Product is still not in conformity acceptable to Licensor or if such Licensed Product ceases to be in conformity thereafter, in Licensor's sole discretion, Licensor may immediately terminate upon written notice the License with respect to such Licensed Product. Licensor may purchase at Licensee's expense any Licensed Product found in the marketplace which, in Licensor's discretion, are not in conformity hereunder, and bill such costs to Licensee. Licensee must pay all royalties due on sales of non-conforming goods occurring prior to the issuance of the notice of nonconformity hereunder.

              3.4 Seconds. If in the sole discretion of Licensor, any Licensed Product is not in conformity with Licensor's approval as set forth in Section 3.1, but is suitable for sale as a non-first quality product ("Seconds"), then Licensee may sell such Seconds in a way which shall not reduce the value of the Trademarks or detract from Licensor's reputation and shall obtain the approval of Licensor with respect to the terms and method of such disposal. All Seconds approved for sale by Licensor shall be clearly marked "Seconds" or "Irregular." Additionally, Licensee shall remove all labels and hang tags bearing the Trademarks in accordance with Licensor's specifications. The percentage of Seconds of any Licensed Product which may be disposed of in any given year pursuant to this section shall not, in any event, exceed five (5%) percent of the total number of units of that particular Licensed Product distributed or sold by Licensee in that year.

              3.5 Closeouts. Sales of first-quality Sunglasses for less than 75% of their regular wholesale prices ("Closeouts") may be made only to the retailers in Distribution Level #4 as defined in Section 4 and approved by Licensor in Schedule 3.

              3.6 Inspection. Licensor or its designee shall be entitled, upon reasonable written notice and during normal business hours, to enter the premises of the Licensee, including all facilities where Licensed Products are stored or warehoused, to inspect Licensed Products.

              3.7 Third Party Manufacturers . Licensee shall advise Licensor of specific Licensed Products to be manufactured by third parties and shall provide Licensor with the names and addresses of all third party manufacturers. Licensor may demand that Licensee impose restrictions on such third party manufacturers, including but not limited to having such third party manufacturers execute confidentiality, Trademarks acknowledgement and anti-pirating and anti-infringement agreements and/or letter agreements guaranteeing the third party manufacturer's compliance with the provisions of this Agreement. Licensor may demand that each third party manufacturer also covenant in the letter agreement that it will not subcontract any of its obligations to manufacture Licensed Products without prior written approval by the Licensor.

                   3.7.1 Representatives of Licensor shall have the right to inspect, evaluate and approve such third party manufacturers. Licensee further covenants to obtain in writing from any such manufacturers, undertakings in a form satisfactory to Licensor, regarding the transfer of unused materials containing the Trademarks and defective finished products to Licensee.

                   3.7.2 Such third party manufacture notwithstanding, Licensee shall remain primarily and completely responsible to Licensor for the acts of such third party manufacturers under all of the provisions of this Agreement and the acts of such third party manufacturers shall be deemed the acts of Licensee. Licensee shall promptly provide Licensor with written notice of any changes in third party manufacturers.

              3.8 Monitoring. Licensee shall actively monitor Licensee's and its customers' use of the Trademarks so that the Trademarks' and Licensor's image or reputation is not impaired.

              3.9 Notice of Infringement. Licensee shall immediately notify Licensor of any infringement or imitation, threatened or actual, of the Trademarks or the use by any person of any trademark(s), service mark(s), or tradename(s) that Licensee reasonably believes poses a threat to the Trademarks. In such event, Licensor will act in its sole discretion to protect the Trademarks. Licensee will have no right to take any action with respect to the Trademarks without the prior written approval of Licensor. Licensee shall execute and deliver to Licensor any and all documents and do all other acts and things which Licensor deems necessary or appropriate to protect the Trademarks.

         4.   Sales.

              4.1 Exploitation. Licensee shall exploit the License in the Territory by selling Licensed Products to the customer venue categories ("Distribution Level(s)"), specifically set forth in Schedule 3 comprising the Nicole Miller customer base and profile. In accordance with the terms hereof, Licensee shall manufacture, distribute and sell Licensed Products under different tiers of labels ("Label Level(s)") bearing the specific Trademarks comprising that Label Level as set forth in Schedule 1 to the appropriate Distribution Level shown in Schedule 3 as follows:

              o Licensee shall only distribute and sell Licensed Products bearing the Trademarks in Label Level #1 to Distribution Level #1.

              o Licensee shall only distribute and sell Licensed Products bearing the Trademarks in Label Level #2 to Distribution Level #2.

              o Licensee shall only distribute and sell Licensed Products bearing the Trademarks in Label Level #3 to Distribution Level #3.

              o Licensee shall only distribute and sell Closeouts and Seconds (as defined herein) to Distribution Level #4.

              4.2  Minimum Sales

                   4.2.1 During each Sales Period, Licensee shall meet the following "Minimum Sales Volume" of Licensed Products:

                                                     Minimum Sales
                   Sales Period(s)                      Volume
                   --------------------------        -------------
                   4/1/06 - 3/31/07                      {***}
                   4/1/07 - 3/31/08                      {***}
                   4/1/08 - 3/31/09                      {***}
                   4/1/09 - 3/31/10                      {***}
                   4/1/10 - 3/31/11                      {***}
                   4/1/11 - 3/31/12                      {***}

Minimum Sales Volume shall be based on sales of Licensed Products less returns, normal trade discounts and allowances ("Net Sales"). In no event shall returns, normal trade discounts and allowances exceed {***} of Licensed Products sold. Deductions in excess of {***} shall be disallowed when computing royalties due as specified in Section 5.1. Closeouts and Seconds shall not be counted in determining Minimum Sales Volume

                   4.2.2 Minimum Sales for Particular Licensed Products. If Licensee's Net Sales of ophthalmic eyewear in any Sales Period are less than {***} of the Minimum Sales Volume for such Sales Period Licensor may terminate the License by written notice within sixty (60) days following the end of such Sales Period. If Licensee's Net Sales of sunglasses in any Sales Period are less than {***} of the Minimum Sales Volume for such Sales Period, Licensor may terminate the License for sunglasses by written notice within sixty (60) days following the end of such Sales Period. In the event of termination of the License for sunglasses: (i) the existing stock of sunglasses shall remain in circulation for sale and continue to be subject to the License Fees set forth in Section 5; and (ii) the Minimum Sales Volume and Guaranteed Minimum Royalty shall be reduced by {***} for all Sales Periods.

                   4.2.3 Minimum Sales for Each Distribution Level. In the event that Licensee's Net Sales within Distribution Level #1 or #3 falls below the percentage of the Minimum Sales Volume shown below during any Sales Period, Licensor may terminate the License for that particular Distribution Level by written notice to Licensee delivered within sixty
         (60) days following the date Licensee fails to meet such requirement. In the event of such termination for a particular Distribution Level:
         (a) the existing stock of Licensed Products within that particular Distribution Level shall remain in circulation for sale and continue to be subject to the License Fees set forth in Section 5; and (b) the Minimum Sales Volume and Guaranteed Minimum Royalties shall be reduced by the percentages shown below, as applicable.

                   Percent of Minimum Sales Volume
                   -------------------------------

                   Distribution Level #1     {***}

                   Distribution Level #2     {***}

                   Distribution Level #3     {***}

                   4.2.4 Minimum Sales for Each Country Within the Territory. During the Term, if Licensee's Net Sales to any "Country" within the Territory for the prior Sales Period were less than {***}, Licensor may enter into negotiations with a prospective licensee(s) to sell Licensed Products in that Country provided that proposed license includes Minimum Sales Volumes of not less than {***} per year (calculated no less favorably to the licensee than Net Sales under this Agreement) and Guaranteed Minimum Royalties of not less than {***} per year (payable at times and on terms not less favorable to the licensee than the terms of payment under this Agreement) for that Country. Licensor will advise Licensee in writing if it enters into negotiations with a prospective licensee(s) for such a proposed license so that Licensee may present a proposal for that Country.

                   Licensee will have twenty (20) business days from the date of such notice to present a proposal to Licensor. Licensor may accept or reject that proposal; if it rejects that proposal, it may enter into a license no less favorable to the licensee than described in the prior paragraph. Upon entering into such a license, Licensor shall give written notice to Licensee that it terminates the Licensee for that Country, which notice shall contain a certification from an executive officer of Licensor to the effect that the Minimum Sales Volumes and Guaranteed Minimum Royalties under the new license meet the requirements of this Section 4.2.4. Upon receipt of such notice, Licensee will be given an opportunity for a period of three (3) months after any such termination for that particular Country to dispose of any then existing inventories (including work in progress) of Licensed Products bearing the Trademarks. Such sales shall be made subject to the provisions of this Agreement; and to an accounting for and the payment of the Royalty thereon pursuant to Section 5 herein. During this sell-off period, the License for that Country shall be nonexclusive.

              4.3 Certification. Within thirty (30) days of the end of each Sales Period, Licensee shall send to Licensor a certification by a duly authorized officer of Licensee approved by Licensor of the Net Sales of Licensed Products during such Sales Period (the "Certification").

              4.4 Distribution and Sale of Licensed Products. Licensee shall be required to (a) distribute Licensed Products so that they may be sold to consumers on a timely basis; (b) maintain a sales force, which shall include Licensee's authorized distributors, sufficient to provide effective distribution of Licensed Products throughout the North America, Europe and Australia; and (c) participate in such of Licensor's marketing, merchandising, sales and other programs and activities, including, but not limited to, scheduling personal appearances by Nicole Miller, and special design work by Licensor for Licensee, in the manner and at the extra charge(s) to Licensee, as set forth in Schedule
5. No license is granted hereby for the manufacture, sale or distribution of Licensed Products in combination sales, premiums or giveaways, such license being specifically reserved for Licensor.

              4.5 Sale of Licensed Products by Licensor. Licensor (or its designee), in its sole discretion, may purchase any number of Licensed Products from Licensee, which Licensee shall sell to Licensor at a twenty (20%) percent discount from Licensee's published prices for such Licensed Products ("Licensor Sales"). Licensor or its designees may sell Licensed Products outside of the Territory. Royalties shall not be paid on Licensor Sales and Licensor Sales shall not count toward Licensee's Minimum Sales Volume. Licensor shall have no obligation to purchase Licensed Products from Licensee.

Licensee shall, whenever reasonably possible and subject to credit constraints, give priority of delivery of Licensed Products to "Nicole Miller" licensed boutiques.

         5.   Royalties; Other Fees and Payments.

              5.1 Royalties. Licensee shall pay to Licensor royalties based on a percent of Net Sales as shown below. All license fees referred to herein are "Royalty" or "Royalties."

              Distribution Level # 1 - {***}
              Distribution Level # 2 - {***}
              Distribution Level # 3 - {***}
              Distribution Level # 4 - {***}


              5.2 Guaranteed Minimum Royalties. Licensee shall, during each Sales Period or portion thereof of the Term calculated on a pro rata basis, pay to Licensor "Guaranteed Minimum Royalties" as shown below whether or not the minimum sales levels comprising the Minimum Sales Volume are actually achieved. All such payments shall be credited towards Royalties due in Section 5.1 above.

                                                      Guaranteed
                                                        Minimum
                   Sales Period(s)                     Royalties
                   --------------------------        -------------
                   4/1/06 - 3/3/ /07                     {***}
                   4/1/07 - 3/31//08                     {***}
                   4/1/08 - 3/31/09                      {***}
                   4/1/09 - 3/31/10                      {***}
                   4/1/10 - 3/31/11                      {***}
                   4/1/11 - 3/31/12                      {***}



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
Guaranteed Minimum Royalties are payable monthly and are due by the 25th of the month with the first payment due on April 25, 2006.


In the event Licensor files a petition for relief under any chapter of the United States Bankruptcy Code 11 U.S.C. ss. 101 et seq., or if such a petition is filed against it and is not dismissed within ninety (90) days from the date of filing, or if Licensor makes an assignment for the benefit of its creditors, or files a petition, or otherwise seeks relief under, or pursuant to any bankruptcy, liquidation, insolvency, or reorganization statute or proceedings, or if a custodian, receiver, or trustee is appointed for it, or a substantial portion of its business or assets, the Minimum Sales Volume and the Guaranteed Minimum Royalties shall thereinafter be reduced by {***}.

              5.3 Royalty Payment Schedule. Guaranteed Minimum Royalties shall be due and payable by Licensee to Licensor in installments as shown above. All other Royalties set forth above, including percentage royalties in excess of minimum royalties, shall be due and payable by Licensee to Licensor in quarterly installments on the twentieth (20th) day after the close of each contract quarter (on a pro rata basis for any period less than twelve (12) months).

              5.4 Late Payment. Payments not received within ten (10) days of the date due shall accrue interest at the prime rate according to the Wall Street Journal or another reputable business publication plus two (2%) percent.

              5.5 Royalty Statements. Licensee shall, by the twentieth (20th) day after the close of each contract quarter, send to Licensor, together with payment of Royalties, complete and accurate statements, in a form approved by Licensor, signed by a duly authorized officer of Licensee acceptable to Licensor and certified by said officer as accurate. Such statements must be sufficiently detailed to enable Licensor to determine whether the exploitation provisions of Sections 4.2.2, 4.2.3 and 4.2.4 have been met and indicate, without limitation, the following: (a) the total invoice price of all Licensed Products by style in each Distribution Level sold during the period covered by such Royalty payment(s); (b) a breakdown, by unit(s) and dollar amount(s), and identifying each customer (by name and address), to whom Licensee sold and/or distributed each such Licensed Product in each Distribution Level during the period covered by such Royalty Payment(s); and (c) the amount of returns, discount, and allowances by style and by customer within each Distribution Level which have been deducted to compute Net Sales during said period. Receipt or acceptance by Licensor of any Royalty statement furnished, or of any sums paid by Licensee, shall not create an "accord and satisfaction" by Licensor and shall not preclude Licensor from questioning its correctness at any time; provided, however, that reports submitted by Licensee shall be binding and conclusive on Licensee.

              5.6 Licensee's Annual Financial Statement. Licensee shall provide Licensor upon request with (a) a certified, audited financial statement within one hundred twenty (120) days of the end of Licensee's fiscal year; and (b) a six (6) month interim unaudited financial statement within seventy five (75) days after the end of the first six months of Licensee's fiscal year.

              5.7 Right to Audit Books and Records. Licensee shall, at its sole cost and expense, maintain complete and accurate books and records covering all transactions arising out of or relating to this Agreement. Licensor and its duly authorized representative(s) shall have the right, during normal business hours, during the Term as extended or renewed and for three (3) years thereafter, to examine and copy said books and records and all other documents and materials in the possession of and under the control of Licensee with respect to the subject matter and terms of this Agreement. The exercise by Licensor of any right to audit at any time or times or the acceptance by Licensor of any statement, or payment shall be without prejudice to any other of Licensor's rights or remedies and shall not bar Licensor from thereafter disputing the accuracy of any payment or statement and Licensee shall remain fully liable for any balance due under this Agreement.

              5.8 Taxes. Licensee will bear all taxes, duties and other governmental charges relating to or arising under this Agreement, including without limitation, any sales or use taxes, value added taxes, excise taxes but excluding Licensor's income tax, or any other charges relating to or on, any Royalty payable by Licensee to Licensor.

              5.9 Underpayments. If, upon any audit of Licensee's books and records, Licensor shall discover any unpaid Royalty or other underpayment by Licensee, Licensee shall pay the discrepancy within ten (10) days of receipt of written notice. In addition, if this audit reveals Royalty or other underpayment of ten percent (10%) or more for any quarterly period, Licensee will within ten
(10) days reimburse Licensor for the cost of said audit. Payments under this section shall accrue interest from the time such payments were first due at the prime rate according to the Wall Street Journal or another reputable business publication plus two percent (2%).

              5.10 No Set-Off. Licensee's obligation to pay Royalties hereunder shall be absolute notwithstanding any claim which Licensee may assert against Licensor. Licensee shall not have the right to set-off, compensate or make any deduction from such Royalty or other payments for any reason.

         6.   Advertising and Public Relations.

              6.1 Advertising by Licensor. Licensee shall be required to spend during each Sales Period {***}. Advertising shall include expenditures made in connection with the public promotion, through standard media, of the Licensed Product for sale and distribution. Advertising shall not include any expenses incurred in connection with trade show fees, space, booths or set-ups, entertainment expenses, showroom costs, and promotional giveaways.

Advertising and promotion shall be provided in connection with Distribution Level #1 and # 2 customers only as identified in Schedule 3.

              6.2 Advertising by Licensee. All advertising and promotion, (including, without limitation, photo shoots, layouts, artwork, etc.), as well as packaging and labeling, in connection with the License and Licensed Products shall be produced solely at Licensee's cost and expense and must be approved by Licensor. Such advertising and promotion produced by Licensee during the Term shall enhance the Trademarks within the Territory and maintain the standards and quality of the Trademarks. No packaging, labeling or advertising, including cooperative advertising may be used without the prior written approval of Licensor.

With respect to such other advertising, promotion, etc. before publication or use of any packaging, photo shoots, labeling, advertisement or promotion by Licensee, Licensee shall submit every element of the advertisement or promotion to Licensor for approval using an "Advertising Approval Form", attached hereto as Schedule 6 as provided by Licensor. Any approval granted hereunder shall be limited to use during the seasonal collection of Licensed Products to which such advertising relates and shall be further limited to use (e.g. television or print) for which approval by Licensor was granted. Samples of initial packaging, labeling and advertising, and samples of any revisions, changes, modifications or substitutions thereto, shall be submitted to Licensor sufficiently far in advance to permit Licensee time to make such changes as Licensor shall deem necessary.

              6.3 Ownership of Advertising. The right, title and interest in and to any advertising, packaging, labeling and such other materials whether created by Licensor or Licensee, including any modifications or improvements thereto, shall be the sole property of Licensor. Licensor may use and permit others to use said advertising and other materials in any manner it desires, provided that such use does not conflict with any rights granted to Licensee hereunder. Licensor may in its discretion affix, or require that Licensee affix, a copyright notice and/or a trademark notice indicating the ownership of rights by Licensor on or to any of the advertising or other materials in connection with this Agreement, it being understood that the advertising and other materials, to the extent produced by Licensee, are produced as Works for Hire of Licensor. Licensee agrees to make, procure and execute all assignments necessary to vest ownership of such rights in Licensor.

              6.4 Public Relations. Licensor has an active public relations program in which Licensee is required, to participate, at a cost, and in a manner, as set forth in Schedule 7. Participation in the public relations program will begin when Licensed Products under the Nicole Miller Collection label are ready to launch and will continue thereafter for a six month trial period. Licensee may terminate participation in this program at the end of this trial period upon written notice to Licensor.

              6.5 Use of the Trademarks on Stationery, Etc. Licensee's use of the Trademarks on invoices, order forms, stationery and related materials in advertising, in telephone or other directory listings is permitted only upon Licensor's written approval.

         7. Confidentiality. All non-public information and trade secrets ("Confidential Information") given to Licensee by Licensor shall be solely for Licensee's own use, shall remain confidential, and shall not be disclosed to any other person without prior written consent of Licensor, unless as required by order of a court or government agency of competent jurisdiction, except to those persons to which Licensee deems such disclosure necessary in order to manufacture, sell or distribute Licensed Products; provided, however, that Licensee shall require that such persons agree not to disclose Confidential Information other than for the purposes hereof. If any of such persons disclose or use any Confidential Information other than for the purposes hereof, Licensee will take such steps, at Licensee's sole cost and expense, as may be required to prohibit such disclosure, and at the direction of Licensor and at Licensee's sole cost and expense, commence or cooperate in any action required to recover damages, with respect to such disclosure. Any breach by Licensee, or any other such persons, of this section will cause irreparable injury to Licensor, and, therefore, in addition to any other legal remedies available to Licensor, Licensor shall have the right, at Licensee's sole cost and expense, to obtain injunctive relief against the continuation by Licensee or such other persons of any breach of this provision, and a decree for specific performance of the terms of this Agreement. In the event of any breach by Licensee or any such other persons noted above, Licensor shall have the right to obtain injunctive relief against the continuation of such breach without the necessity of showing any actual damage.

         8. Regulatory Matters. Licensee shall be responsible for obtaining all necessary government approvals, registrations, consents, licenses and permits of the Territory or any governmental or political subdivisions thereof, excluding Trademark registrations, which are the responsibility of Licensor pursuant to Section 2.5 of this Agreement (collectively, but excluding Trademark registrations, "Approvals"), and for complying with any and all applicable statutory, administrative or regulatory requirements of the Territory or any governmental or political subdivisions thereof (collectively, "Laws") that are necessary for the importation and sale of Products within the Territory, including, without limitation, product documentation such as traceability, samples, sales literature and records, and documentation of recalls, which documentation shall be maintained on a permanent basis by the Licensee notwithstanding termination or expiration of this Agreement, any product registrations with any government agency or health authority, or any registration, approvals, or filing of this Agreement. Without limiting the generality of the foregoing:

              8.1 Licensee shall bear all costs, fees and expenses associated with obtaining Approvals or complying with Laws.

              8.2 All Approvals by any governmental agency or health authority which are necessary to sell Licensed Products within the Territory shall be the sole property of Licensor and shall be issued to, and in the name of, Licensor. In the event that any right, title or interest in and to any such Approvals should be obtained by Licensee in contravention hereof, Licensee shall hold the same on behalf of Licensor and shall transfer the same to Licensor upon request and without expense to Licensor. In the event such Approvals are not transferable, Licensee shall offer Licensor reasonable cooperation and assistance in obtaining such Approvals in the name of Licensor, or its designated affiliate.

              8.3 In order to prevent the importation of counterfeit merchandise, Licensee shall use a customs broker for all Licensed Product imported under this Agreement. Licensee shall promptly notify Licensor of the identity of each such customs broker as Licensee shall use from time to time during the Term for Licensed Product imported hereunder. Licensor shall not be liable for any acts of or transactions with said broker.

              8.4 Licensee agrees that it will not engage in "unlawful transshipment" of merchandise, as that term is defined by the U.S. Customs Service, or utilize manufacturers that engage in such "unlawful transshipment." Licensee further agrees that all merchandise manufactured outside the United States will have labels permanently affixed thereto that reflect the actual "country of origin" as that term is defined by the U.S. Custom Service.

              8.5 Licensee shall promptly provide to Licensor, upon Licensor's request, such evidence that Licensor shall require, including, but not limited to an opinion of an attorney licensed to practice law in the Territory confirming that all Approvals necessary to import and sell Products in the Territory have been obtained and that Licensee's sales of Licensed Products are in compliance with all Laws. If such evidence is not received by Licensor upon request, in addition to Licensor's other rights hereunder, Licensor shall be entitled to withhold shipment of Licensed Products until such evidence is received.

         9. Compliance With Operation of Law. Licensee shall comply and shall ensure that all Licensed Products comply in all material respects with all applicable laws, rules and regulations.

              9.1 If any provision of this Agreement shall be in violation of the present or future laws of the United States of America, or any other relevant jurisdiction, in such a way that it is void or voidable, the validity of the remaining provisions shall not be affected thereby unless such invalidity is of an essential and material part of this Agreement, in which event either party shall have the right to terminate this Agreement upon thirty (30) day's prior written notice to the other.

         10. Termination. Notwithstanding the termination provisions in Sections 4.2.2, 4.2.3 and 4.2.4 herein (which entitle the Licensor to terminate the License as to certain Licensed Products, Distribution Levels and Countries under particular circumstances), the occurrence of any one or more of the following events shall constitute a default by the Licensee under this Agreement ("Events of Default"), whereupon, in addition to all other rights and remedies available to Licensor, Licensor shall have the right to terminate this
Agreement:

              10.1 Failure of the Licensee to make any payment required to be made to Licensor when the same shall be due;

              10.2 Any purported assignment, sublicense or transfer of this Agreement or the License by Licensee including any sale or other transfer of all or substantially all of the assets of the Licensee;

              10.3 Cessation by the Licensee of its business or the taking by the Licensee of concrete steps to cease to carry on its business;

              10.4 Licensee's breach of any of its representations, warranties and/or obligations contained in Section 14 of this Agreement;

              10.5 Licensee making a general assignment for the benefit of its creditors or a proposal under any bankruptcy statute; declaration by Licensee of bankruptcy; application by Licensee for suspension of payments; appointment of a custodian, sequestrator, receiver or similar officer of Licensee and failure to remove same within 30 days thereafter; disposal by Licensee of all or, in the opinion of Licensor, a substantial portion of Licensee's property other than in the ordinary course of business; or proposal by Licensee of a compromise or arrangement with creditors under any legislation;

              10.6 Entry of a judgment against Licensee in an amount that Licensor, in its discretion, determines puts Licensee's business at risk, which is not promptly paid or for which a stay of execution is not procured within the time limit for appeal, and, if appealed, for which a stay shall not be procured during such appeal;

              10.7 Inability of Licensee to meet its obligations as they generally become due;

              10.8 Failure of Licensee to maintain its corporate existence;

              10.9 Breach by Licensee of any other covenant, warranty or obligation hereunder other than Licensee's obligations to meet the Minimum Sales Volumes under Section 4.2 except as expressly provided in Sections 4.2.2, 4.2.3 and 4.2.4.

              If an Event of Default described in any of subsections 10.1, 10.4, 10.6, 10.7 or 10.9 above is not corrected within twenty (20) business days of written notice by Licensor, Licensor shall have the right to immediately terminate this Agreement upon written notice. If an Event of Default specified in any of subsections 10.2, 10.3, 10.5 or 10.8 occurs, Licensor shall have the right to immediately terminate this Agreement upon written notice.

         11. Effect of Expiration or Termination. If the License expires or is terminated due to an Event of Default described in subsections 10.1, 10.4, 10.6,
10.7 or 10.9, Licensee will be given an opportunity for a period of six (6) months after any termination of this Agreement (the "Sell Off Period") to dispose of any then existing inventories (including work in progress and binding purchase orders) of Licensed Products bearing the Trademarks. Such sales shall be made subject to the provisions of this Agreement; and to an accounting for and the payment of the Royalty thereon pursuant to Section 5 herein. During the Sell Off Period, the License shall be nonexclusive. With the exception of this Sell Off Period, no rights whatsoever shall extend to Licensee beyond the expiration or termination of this Agreement, and Licensee shall not be entitled to any compensatory payment based on the expiration or other termination of this Agreement. All Royalties, and any other payments outlined in this Agreement, shall be immediately due and payable.

              11.1 Upon termination of this Agreement for any reason, or upon expiration of the Sell Off Period as the case may be, Licensee shall within thirty (30) days:

                   11.1.1 cease and desist and thereafter refrain from advertising, shipping, manufacturing and selling Licensed Products bearing the Trademarks; and

                   11.1.2 deliver to Licensor, all unused labels, tags, pamphlets, folders, brochures, and other printed promotional and advertising materials displaying the Trademarks which are in Licensee's possession, or under its control.

              11.2 Upon termination of this Agreement for any reason or upon expiration of the Sell Off Period as the case may be, Licensee shall destroy any molds bearing the Trademarks that are in its possession, and shall use its best efforts to cause any third person that manufactures the Licensed Products for Licensee to destroy all such molds in its possession.

              11.3 Licensee hereby appoints Licensor as Licensee's attorney-in-fact or agent to execute and record with any governmental authority all documents necessary or desirable, to evidence the termination of any of Licensee's rights hereunder as "registered user," or otherwise.

              11.4 Upon termination or expiration of this Agreement, with the exception of the Sell Off Period, Licensee shall have no further right to exercise the License hereunder or otherwise acquired in relation to this Agreement. Licensee agrees that its failure to stop in all respects the use of the Trademarks upon the termination or expiration of this Agreement will result in immediate irreparable damage to Licensor for which there is no adequate remedy at law, and in the event of such failure by Licensee, Licensor shall be entitled to injunctive relief. Licensor shall be entitled to recover from Licensee, in addition to any other remedies in the event of default, reasonable attorney's fees, costs and expenses, including collection agency fees incurred by Licensor in the enforcement of the provisions hereof. Licensor's exercise of any of the foregoing remedies shall not operate as a waiver of any other rights or remedies which Licensor may have.

              11.5 Survivorship. The following provisions shall survive expiration or termination of this Agreement: Sections 5, 7, 10, 11, 12, 13, 14, 16, 19, 20, 21, 22, 23, 24, 25, 27.

              11.6 Licensee Bankruptcy. In the event Licensee files a petition for relief under any chapter of the United States Bankruptcy Code 11 U.S.C. ss. 101 et seq., or if such a petition is filed against it and is not dismissed within thirty (30) days from the date of filing, or if Licensee makes an assignment for the benefit of its creditors, or files a petition, or otherwise seeks relief under, or pursuant to any bankruptcy, liquidation, insolvency, or reorganization statute or proceedings, or if a custodian, receiver, or trustee is appointed for it, or a substantial portion of its business or assets, Licensor may, notwithstanding any other provision of this Agreement, at its sole election, terminate this Agreement by written notice to Licensee and thereupon this agreement shall be terminated.

                   11.6.1 No assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, sheriff, or any other officer of a court, or official charged with taking over custody of Licensee's assets, or business, shall have any rights to continue this Agreement, or to exploit, or in any way use the Trademarks if Licensor exercises its right of termination pursuant to Section 10.5.

                   11.6.2 In the event that Licensee as a debtor-in-possession in a case filed under the U.S. Bankruptcy Code or a trustee in bankruptcy of the Licensor or Licensee (the "Trustee") proposes to assign this Agreement to a third party, which proposed assignment satisfies the requirements of applicable law, the Trustee shall notify Licensor of such proposed assignment in writing, including the terms thereof. The giving of such notice shall be deemed to constitute an offer to Licensor to have this Agreement assigned to it, or its designee. In the event Licensor wishes to accept such offer, it shall notify the Trustee in writing within thirty (30) days after Licensor's receipt of the Trustee's notice. The Trustee and Licensor shall thereupon determine the consideration and such other terms of the assignment as shall be mutually acceptable to both the Trustee and Licensor. If Licensor fails to give its notice to the Trustee within the said thirty (30) days, it shall be deemed to have declined such offer and the Trustee may proceed with an assignment to an unrelated third party, but only if such assignment is for consideration equal to, or greater than that contained in the offer to Licensor and upon all other terms and conditions not more favorable to such assignee than those offered to Licensor.

                   11.6.3 In the event Licensor files a petition for relief under any chapter of the United States Bankruptcy Code ss. 101 et seq., or if such a petition is filed against it and is not dismissed within thirty (30) days from the date of filing, or if Licensor or Licensee makes an assignment for the benefit of its creditors, or files a petition, or otherwise seeks relief under, or pursuant to any bankruptcy, liquidation, insolvency, or reorganization statute or proceedings, of if a custodian, receiver, or trustee is appointed for it, or a substantial portion of its business or assets, Licensor agrees, to the extent this Agreement may be determined to be an executory contract by a bankruptcy court of competent jurisdiction, to file an appropriate motion in bankruptcy court seeking authority to assume the Agreement, and Licensor shall assume the Agreement.

         12. Non-competition. Other than as provided in this Agreement, Licensee shall not, either during the Term or at any time thereafter, manufacture, process, package, distribute or sell products on its own behalf or for others, which bear trademarks, logos, insignias or markings of any kind which in any way replicate or are confusingly similar to the Trademarks.

              12.11 Counterfeits. Upon Termination and following the Sell Off Period, if applicable, if Licensee or any of its employees, agents, representatives or affiliates continue to manufacture, distribute or sell Licensed Products or any product bearing the Trademarks or any similar mark, this product shall be deemed for the purposes of this Agreement a "Counterfeit Product." Licensor shall have all available remedies under law or equity to stop such manufacture, distribution and sale of Counterfeit Product.

         13. Independent Contractors. The relationship of Licensor and Licensee established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (a) give either party hereto the power to direct and control the day-to-day activities of the other, or (b) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking. Neither party hereto nor any of its agents is the representative of the other party for any purpose except as expressly set forth in this Agreement, and has no power or authority as agent, employee or in any other capacity to represent, act for, bind or otherwise create or assume an obligation on behalf of the other for any purpose whatsoever. All financial obligations associated with Licensee's business are the sole responsibility of Licensee. All sale and other agreements between Licensee and its customers are Licensee's sole responsibility and shall have no effect on Licensee's obligations under this Agreement.

         14.  Warranties, Representations and Obligations of Parties

              14.1 Warranties, Representations and Obligations of Licensee. Licensee hereby warrants and represents that: (a) it has the full right, power and authority to enter into this Agreement; (b) it is financially able to perform its obligations hereunder; (c) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (d) all necessary corporate acts have been effected by it to render this Agreement valid and binding upon it; and (e) with respect to this Agreement, it has not utilized the services of any finder, broker or agent to whom Licensor owes any commission or fee. Licensee further warrants and represents prior to executing this Agreement, Licensee has disclosed to Licensor the name(s) of all of Licensor's competitors with whom Licensee has existing contracts and/or for whom Licensee performs services including, but not limited to manufacturing, selling or distributing, and that during the Term, Licensor shall promptly notify Licensee of any other of Licensor's competitors with whom Licensee contracts and/or for whom Licensee performs services. Licensee further warrants and represents that it recognizes the great value and goodwill associated with the Trademarks and that all rights to the Trademarks and the associated goodwill belong exclusively to the Licensor as defined herein and that the Trademarks have acquired a secondary meaning to the public.

              14.2 Warranties, Representations and Obligations of Licensor. Licensor hereby warrants and represents that: (a) it has the full right, power and authority to enter into this Agreement; (b) it is financially able to perform its obligations hereunder; (c) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (d) all necessary corporate acts have been effected by it to render this Agreement valid and binding upon it; and (e) it is the sole and exclusive owner of the Trademarks. Licensor hereby expressly warrants and represents that it controls all rights necessary for the performance of its obligations under this Agreement, that it has ownership and all rights in and to the Trademarks and all intellectual property licensed under this Agreement, that it has not granted and will not grant to any third party during the term of this Agreement the right to use in connection with the Licensed Products in the Territory the Trademarks or any intellectual property licensed under this Agreement and that it has all rights necessary to grant to Licensee the license of the Trademarks and all intellectual property licensed under this Agreement.

         15. Insurance. Licensee shall maintain commercial general liability insurance in the amount of at least $3,000,000 (combined single limit per occurrence) with a broad form property damage liability coverage. This insurance shall include broad form blanket contractual liability, personal injury liability, advertising liability, products and completed operations liability. Each coverage shall be written on an "occurrence" form. In addition, Licensee shall purchase insurance against theft and destruction of Licensed Products which shall, without limitation, (a) be written on an "all risk" basis; (b) provide that Licensee shall be reimbursed for loss in an amount equal to the manufacturer's selling price; (c) provide that Licensor is added as a loss payee in respect to losses to Licensed Products; (d) be in effect while goods are on premises owned, rented or controlled by Licensee and while in transit or storage; and (e) include a brand and label clause stating, among other things, that the insurer will pay the cost of removing Licensor's name from damaged merchandise and relabeling goods.

              15.1 The insurance described above shall include: (a) an endorsement stating that Licensor shall receive at least thirty (30) days written notice prior to cancellation or non-renewal of coverage; (b) an endorsement naming Licensor as an additional insured; and (c) a mutual waiver of subrogation for insured property losses. All insurance obtained by Licensee under this section shall be from an insurance company approved by Licensor. Licensee shall give Licensor thirty (30) days notice of the cancellation of, or any modification in, such insurance. Licensee shall furnish to Licensor evidence, in form satisfactory to Licensor, of the maintenance and renewal of the insurance herein required.

         16.  Indemnification

              16.1 Indemnification by Licensee During the Term, and thereafter, Licensee hereby indemnifies and holds harmless Licensor, its directors, officers, employees, agents, and related companies ("Licensor's Indemnitees") from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and expenses) which Licensor's Indemnitees or any of them may incur or be obligated to pay in any action, claim or proceeding against them or any of them, for or by reason of any acts, whether of omission or commission, that may be committed or suffered by Licensee or any of its servants, agents or employees in connection with Licensee's performance of this Agreement, except for acts authorized by this Agreement including the use of the Trademarks as permitted herein. Licensor shall promptly notify Licensee of any suit or claim against Licensor relating to Licensed Products and/or this Agreement.

              16.2 Indemnification by Licensor During the Term, and thereafter, Licensor hereby indemnifies and holds harmless Licensee, its directors, officers, employees, agents, and related companies ("Licensee's Indemnitees") from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and expenses) which Licensee's Indemnitees or any of them may incur or be obligated to pay in any action, claim or proceeding against them or any of them, for or by reason of any acts, whether of omission or commission, that may be committed or suffered by Licensor or any of its servants, agents or employees in connection with Licensor's performance of this Agreement, and by reason of any breach of any representation by Licensor in this Agreement. Licensee shall promptly notify Licensor of any suit or claim against Licensee relating to this Agreement.

         17. Assignment. Neither this Agreement nor the rights granted hereunder may be assigned, sub-licensed, or transferred in whole or in part by the Licensee

         18. Suspension of Obligations. If Licensee shall be prevented from performing any of its obligations because of governmental regulation or order, or by strike, civil unrest or war, declared or undeclared, or other calamities such as fire, flood, hurricane, tornado, earthquake, or similar acts of God, or because of other similar or dissimilar cause beyond the control of Licensee, Licensee's obligations shall be suspended during the period of such conditions. If such conditions continue for a continuous period of more than sixty (60) days, Licensor and Licensee shall have the right to terminate this Agreement. If the act of force majeure consists of a fire, flood, hurricane, tornado, earthquake, terrorist act or nuclear war and if the act prevents Licensee from manufacturing and/or timely delivering Licensed Products, whether due to an inability to obtain fabric or other materials, destruction of manufacturing facilities, inability to deliver finished product, or otherwise, Licensee shall have a period not to exceed sixty (60) days to find alternate sources and shall timely advise Licensor of the progress it has made in that regard. If, in Licensor's discretion, Licensee shall fail to diligently proceed to obtain alternate sources, or if the condition shall continue to exist for more than sixty (60) days, Licensor shall have the right to terminate this Agreement.

         19. Non-Waiver. The failure of Licensor to enforce any term, provision or condition of this Agreement, or to exercise any right or option herein, shall in no way operate as a waiver thereof, nor shall any single or partial exercise by Licensor preclude any other right or option herein; and no waiver by Licensor shall be valid unless in writing.

         20. Severability. If any provision or any portion of any provision of this Agreement shall be determined by any court or arbitration panel to be illegal, invalid, or unenforceable, such provision or portion shall be deemed stricken from this Agreement as if never incorporated herein. In such case, all other provisions of this Agreement shall continue in full force and effect, unless Licensor, in its discretion, determines that such determination adversely affects the original intent of the parties, in which event this Agreement shall terminate on thirty (30) days notice from Licensor to Licensee.

         21. Notices. All notices, claims, requests, demands and approvals hereunder shall be in writing and shall be deemed to have been duly given if both sent (a) via facsimile and (b) by mail (by certified mail, return receipt requested and postage prepaid), or if sent by an internationally recognized reputable overnight courier for next business morning delivery or as shortly as possible thereafter as follows:

         If to Licensor to:  Kobra International, Ltd.

                           525 Seventh Avenue
                           New York, New York 10018
                           Attention:  Mr. Bud Konheim, Chief Executive Officer

                           Fax:  212-869-1938

         With a copy to:  Law Offices of Greenberg Traurig, LLP

                           200 Park Avenue
                           New York, New York 10166
                           Attention Harley I. Lewin, Esq.

                           Fax:  212-688-2449

         If to Licensee to:

                           Signature Eyewear, Inc.
                           498 North Oak Street
                           Inglewood, CA 90302
                           Attention: Michael Prince, CEO

                           Fax:  310-330-2770

                           With a copy to:  Lisa Funk

                           498 N. Oak Street
                           Inglewood, CA 90302
                           Fax 310-330-2755

         22. Schedules. All Schedules are incorporated into this Agreement. The Licensor may revise forms referred to in the Agreement in its discretion.

         23. Governing Law. This Agreement shall be deemed to have been entered into in the State of New York, interpreted and enforced in accordance with the laws of the State of New York.

         24. Resolution of Disputes. Any controversy or claim arising out of, or relating to, or referring to any provision of this Agreement, or the breach thereof, shall be resolved by final and binding arbitration in New York, New York administered by the American Arbitration Association under the Commercial Arbitration Rules. The language of the arbitration shall be

English and the arbitrator shall speak English fluently. All documents which are not in English shall be submitted with an English translation thereof. The decision of the arbitrator shall be final and binding and any court with proper jurisdiction shall be entitled to issue a final decree enforcing the arbitral award. Service of process or notice in any such arbitration shall be effective if delivered in the manner required by Section 21 herein. Any such arbitration proceeding shall be before a single arbitrator selected by the parties from a list of arbitrators provided by the American Arbitration Association of active or retired attorneys, law professors, or judicial officers with at least ten
(10) years experience in general commercial matters.

Notwithstanding the foregoing, Licensor shall be entitled to seek equitable relief in a court of competent jurisdiction without first submitting the matter to arbitration with respect to alleged breaches or threatened breaches of Sections 7, 11.4 and 12 herein, in which case, Licensee hereby consents to the jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York, County of New York, in any dispute arising under this Agreement and agrees further that service of process or notice in any such action, suit or proceeding shall be effective if delivered in the manner required by Section 21 herein.

         25. Cooperation. Each party hereto shall cooperate with the other party hereto and shall take such further action and shall execute and deliver such further documents as may be necessary or desirable in order to carry out the provisions and purposes of this Agreement.

         26. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         27. Entire Agreement. This Agreement (including the exhibits and schedules hereto, each of which is incorporated herein and made a part of this Agreement) constitutes the entire agreement and understanding of the parties hereto and terminates and supersedes any and all prior agreements, arrangements and understandings, both oral and written, express or implied, between the parties hereto concerning the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties have first caused this Agreement to be executed as of the date first above written,


AGREED AND ACCEPTED:


KOBRA INTERNATIONAL, LTD.                          SIGNATURE EYEWEAR, INC.


By: /s/ B. Brand Konheim                           By: /s/ Michael Prince
    -----------------------                            -----------------------
    Name: B. Brand Konheim                             Name: Michael Prince
    Title: CEO                                         Title: CEO

SCHEDULE 1 OF THE LICENSE AGREEMENT BETWEEN KOBRA INTERNATIONAL, LTD. AND SIGNATURE EYEWEAR, INC. OF OCTOBER 12, 2005


Label Level #1 - Nicole Miller Collection

Label Level #2 - Nicole Miller New York

Label Level #3 - Nicole by Nicole Miller

SCHEDULE 2 OF THE LICENSE AGREEMENT BETWEEN KOBRA INTERNATIONAL, LTD. AND SIGNATURE EYEWEAR, INC. DATED OCTOBER 12, 2005


LICENSED PRODUCTS:

Ophthalmic eyewear (including cases)

Sunglasses (including cases)

SCHEDULE 3- OF THE LICENSE AGREEMENT BETWEEN KOBRA INTERNATIONAL, LTD. AND SIGNATURE EYEWEAR INC. OF OCTOBER 12, 2005

The following listing sets forth the various categories of retailers to whom Licensee shall sell Licensed Products in accordance with the terms of the Agreement. While the specific retailers identified are for example only, Licensee may sell to these retailers without further approval from Licensor. Licensee may sell to other retailers within the various Distribution Levels only upon prior written approval from Licensor. Licensee shall notify Licensor of any additional retailers to whom it desires to sell Licensed Products in the form annexed hereto as Schedule 8. Licensor shall notify Licensee within five (5) business days of written notice whether or not in its sole discretion it approves such newly identified retailer.

Distribution #1 - (Nicole Miller Collection) Distribution: Neiman Marcus, Saks Fifth Avenue, Nordstrom, Bloomingdale's, Bergdorf Goodman, Barney's, and comparable high end specialty stores and websites.

Distribution #2 - (Nicole Miller New York) Distribution: Lord & Taylor, Federated other than Bloomingdale's, Saks, Inc. Department Store Group, May Company, Dillards, Marshall Fields, and comparable better department and specialty stores. Optical independents; National optical chains; sun specialty stores; optical and sunwear websites

Distribution #3 - (Nicole by Nicole Miller) Distribution:

J. C Penney



Distribution #4 - Closeouts and Seconds: Marshall's, T.J.Maxx, Loehmann's, Ross Stores, Syms, Century 21, Off Fifth, Nordstrom Rack, Filene's Basement, America's Best, and Eyeglass World.

                                  NICOLE MILLER

SCHEDULE 4

                             PRODUCT APPROVAL SHEET
                             ----------------------

Please submit this sheet completed at every approval stage from initial sketch to final production approval, updating it, after each approval to include current information and any changes. Also include technical drawings and a photo upon 1st sample stage and thereafter. At final sample stage, NICOLE MILLER should have a complete set of these line sheets, containing everything that is on the current seasonal line! ONE SHEET PER STYLE PLEASE! (If you need more space please attach swatches and/or drawings.)


COMPANY: ______________________________   SEASON: ______________________________

LABEL: ________________________________   STYLE #: _____________________________



DESCRIPTION OF PRODUCT:

________________________________________________________________________________

________________________________________________________________________________


APPROVAL STAGE: ________________________________________________________________

SUGGESTED RETAIL COST: _________________________________________________________

MATERIAL(S): ___________________________________________________________________

SIZES: _________________________________________________________________________


COLOR / PRINT NAMES AND SWATCHES:

_________________    _________________    _________________    _________________

(SWATCH)
_________________    _________________    _________________    _________________

(NAME)
_________________    _________________    _________________    _________________


LINE DRAWING / PHOTO:


                                                       Date:____________________

                                                       NICOLE MILLER

                                                       XXX______________________

SCHEDULE 5 - EXTRA CHARGES

The Charge for a personal appearance by Nicole Miller shall be $500 per day plus expenses. Expense shall include first class airfare, hotels, meals, and transportation.

THE FOLLOWING IS THE NEW STANDARD FORMAT FOR DEVELOPING NEW NICOLE MILLER PRINTS AND THEIR MENU OF PRICES, TO ALL LICENSEES, USED UNDER ANY LABEL:

Licensor will create seven new prints, two times a year (Fall & Spring). Three of these prints are designated for sole use under the NICOLE MILLER New York label and the NICOLE MILLER kiss label, for all licensees use. Another three prints are designated for sole use under the NICOLE & Co. label, for all licensees use. And the last print is designated for sole use under the Nicki label. The use of these prints must maintain a distribution that is congruent with what Licensor has designated appropriate for that print and label.

These prints come free of charge to all licensees, subject to Licensor approval.
With these prints, come two free change options, such as....

         Changing 1-3 colors inside the print
         Changing the scale of the print

These changes are all subject to approval by Licensor.

Any changes to the print thereafter, results in a fee as follows....

         o    Change 1-3 colors....$100
         o    Change 3-6 colors....$200
         o    Changing the scale of a print....$100

These changes are all subject to approval by Licensor.

Any licensee has the option to purchase more prints. These prints are not exclusive to the licensee and are distributed by the Licensor at it's discretion. These prints are also subject to approval by Licensor. Each additional print is $400 US Dollars.

NICOLE MILLER Collection fabrics (1 yard) are also available, free of charge, to any licensee for their product use, but are also subject to Licensor approval.

If Licensor needs to do any work to these Collection fabrics for Licensee usage, the prices are as follows....

         o    Scanning the fabric into the computer with an option to change the scale of the pattern ....$100
         o    Manipulating the Scanned in Fabric, such as changing the colors
              (1-3) ....$100
         o    Manipulating the Scanned in Fabric, such as changing the colors
              (3-6) ....$200
         o    Putting the pattern into repeat ....$100

SCHEDULE 6 - ADVERTISING APPROVAL FORM




                            ADVERTISING APPROVAL FORM
                            -------------------------


Licensee / Store                ________________________________________________

Contact person                  ________________________________________________

Phone number                    ________________________________________________

Season / year of ad             ________________________________________________

Type of image being used
(ad creative, runway, etc.)     ________________________________________________

Name of publication/issue       ________________________________________________

Publication materials deadline  ______________   Disc needed by ________________


Name of publication ad representative / phone number

                                ________________________________________________

Who will be creating the actual ad? ____________________________________________

Licensee Signature              ________________________________________________

NM Corporate Approval           ________________________________________________



All advertising and/or collateral material must be approved by the Nicole Miller corporate communications department. All proposed copy, artwork, photos, layout of creative, etc. must accompany this form and be approved before placing an ad. This form may be faxed to 212.391.1349 to the attention of Nicole Miller Director of Communications.

Please keep a copy of the approved form for your records. Upon approval, disc with creative will be sent to the attention of the licensee. It is the responsibility of the licensee to produce the final ad and incur all charges for the production.

SCHEDULE 7 - PUBLIC RELATIONS PROGRAM


Licensor has an active public relations program in which Licensee is required to participate at a cost of [*********************************************] The monthly cost for 2007 (and for any potential renewal periods thereafter) is subject to increase upon notice from Licensor. A public relations program encompasses all facets of visibility for Nicole Miller, as a licensor, and for the brand. This entails relationships with editors, stylists, producers and celebrities.

                            Kobra International, Ltd.
                                      d/b/a

                                  NICOLE MILLER


SCHEDULE 8


                                RETAILER APPROVAL
                                -----------------


Date:                      _____________________________________________________

Licensee Name:             _____________________________________________________

Proposed Label/
Distribution level:        _____________________________________________________

Type of Merchandise:       _____________________________________________________

Customer Corporate Name:   _____________________________________________________

DBA Name:                  _____________________________________________________

Owners Name:               _____________________________________________________

Contact Name:              _____________________________________________________

Corporate Address:         _____________________________________________________

Phone #:                   _____________________________________________________

Territory:                 _____________________________________________________

Store Locations:           _____________________________________________________

Number of Stores:          _____________________________________________________

Key Suppliers /
Other brands in store:     _____________________________________________________

Comments:                  _____________________________________________________

                           _____________________________________________________

Licensor's Signature
of Approval                _____________________________________________________

Date:                      _____________________________________________________














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